Exhibit 17.2

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Participant(s) of the Clover Capital Enhanced Small Cap Value Equity Common Fund, LLC (the “Fund”), __________, _____________, and _________ as proxies, each with the power of substitution, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Participants (the “Meeting”) to be held on March 3, 2009 at _____________, at ________ and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated, this proxy will be voted “For” approval of the Proposal. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGER OF THE FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED PARTICIPANT.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

1.           For participants of Clover Capital Enhanced Small Cap Value Equity Common Fund, LLC, to approve or disapprove a proposed Agreement and Plan of Asset Transfer pursuant to which Federated Clover Small Value Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Clover Capital Enhanced Small Cap Value Equity Common Fund, LLC in exchange for Institutional Shares of Federated Clover Small Value Fund to be distributed pro rata by Clover Capital Enhanced Small Cap Value Equity Common Fund, LLC to its participants in complete liquidation and termination of Clover Capital Enhanced Small Cap Value Equity Common Fund, LLC

FOR	[ ]
AGAINST	[ ]
ABSTAIN	[ ]

YOUR VOTE IS IMPORTANT
Please complete, sign and return
this card as soon as possible.

Dated

Signature

Signature (Joint Owners)

Please sign this proxy exactly as your name appears on the books of the Fund.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.